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                                                                    EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT

                                                                            NAME UNDER WHICH
                                              STATE OR COUNTRY              SUBSIDIARY IS
                                              OF ORGANIZATION               DOING BUSINESS
NAME                                          OR INCORPORATION              OTHER THAN ITS OWN
----                                          ----------------              ------------------
ADAP, Inc.                                    New Jersey                    Autozone
ALLDATA LLC                                   Nevada
AutoZone de Mexico, S. de R.L. de C.V.        Mexico
AutoZone Development Corporation              Nevada
AutoZone Stores, Inc.                         Nevada
AutoZone Texas, L.P.                          Delaware
AutoZone.com, Inc.                            Nevada
Chief Auto Parts Inc.                         Delaware                      Autozone

         In addition, ten subsidiaries operating in the United States and three subsidiaries operating outside of the United States have been omitted as they would not, considered in the aggregate as a single subsidiary, constitute a significant subsidiary as defined by Rule 1-02(w) of Regulation S-X